Exhibit 10.2

                             Agreement of Divesture

This agreement ("Agreement") is entered among Navstar Media Holdings, Inc. ("Company") and Beijing Broadcasting and Television Media Co., Ltd ("Beijing Media") and Beijing Lucky Star Advertising Company ("Lucky Star"), respectively each a company incorporated and existing in the People's Republic of China ("China") and the shareholders of the Lucky Star and Beijing Media as represented by Mr. Yang Wenquan (hereinafer collectively referred to as "Parties" and individually a "Party") on September 29th, 2007.


Whereas, the Company is in the process of strcutruing its business operation and the parties agree that it is in the best interest of the Company and the parties' to allow the Company to move forward in its new direction.


Therefore, the Parties hereby agree to the following:

1. The shareholders of Beijing Media and Lucky Star shall immediately return to the Company for cancellation all the shares (totaling shares of the Company's common stock) issued to them in the acquisition of the Beijing Media and Lucky Star and the entire ownership interest held by the Company in these two companies will be returned to the original shareholders of Beijing Media and Lucky Star and Beijing Media and Lucky Star shall cease effective immediately as of the date of this Agreement to be subsidiaries of the Company. Mr. Yang Wenquan will immediately resgin as a director and the Chief Executive Officer of the Company.

2. Beijing Media and Lucky Star and their respective shareholders assist the Company in its periodic filings if necessary after the date of this Agreement till the the Company has satisfied its reporting obligation.

3. Both Parties hereby release each other of any liabilities and existing or potential claims that may arise during the time period in which the Company owns Beijing Media and Lucky Star.

4. This Agreement has been duly authorized by the Parties, constitutes legal and binding obligations and is enforceable against each Party.

5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

6. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.



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7. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

8. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

9. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

            IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers (or representatives in the case of Merger Sub) to execute this Agreement


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Company:


By:____________________


Beijing Media:


Lucky Star:


By:___________________


Shareholders of Beijing Media and Lucky Star:






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By:____________________________